UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, Suite 1401 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 208-6102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The Company posted to its website an updated corporate presentation that will be shared with investors and others from time to time. A copy of the corporate presentation is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 11, 2025, Nuvation Bio Inc. (the “Company”) announced that the U.S. Food and Drug Administration has approved IBTROZITM (taletrectinib) for the treatment of adult patients with locally advanced or metastatic ROS1-positive non-small cell lung cancer.

The FDA approval of IBTROZI is supported by one of the largest global clinical trial programs in ROS1+ NSCLC to date, with over 300 patients enrolled in the pivotal TRUST-I and TRUST-II studies.

In TRUST-I, IBTROZI achieved a confirmed overall response rate (cORR) of 90% in ROS1 tyrosine kinase inhibitor (TKI)-naïve patients. These findings were reinforced by the TRUST-II results, with a cORR of 85% in TKI-naïve patients. The median duration of response (DOR) was not yet reached for either trial, based on a cutoff date that is nearly five months later than that of the pooled TRUST-I and TRUST-II analysis published in April in the Journal of Clinical Oncology. For TRUST-I, with a median follow-up for responses of 40 months, the longest DOR was observed at 46.9 months and ongoing. For TRUST-II, with a median follow-up for responses of 19 months, the longest DOR was observed at 30.4 months and ongoing as of October 2024. Given the single-arm nature of the TRUST clinical studies, median progression-free survival (PFS) is not provided in the label.

Across the pivotal studies, consistent results were also observed among patients who were previously treated with a ROS1 TKI (TKI-pretreated). In TRUST-I, treatment with IBTROZI achieved a cORR of 52% and median DOR of 13.2 months for TKI-pretreated patients, with median follow-up for responses of 33 months. In TRUST-II, treatment with IBTROZI achieved a cORR of 62% and, as of October 2024, the median DOR was 19.4 months in these patients, with a median follow-up for responses of 19 months.

Brain metastases are among the most common and devastating complications in advanced ROS1+ NSCLC. IBTROZI was designed to penetrate the central nervous system (CNS) and has demonstrated consistent intracranial responses in patients with measurable brain metastases at baseline. An intracranial response was achieved in 73% of TKI-naive patients (11/15) and 63% of TKI-pretreated patients (15/24).

IBTROZI was generally well-tolerated, with most adverse events being low grade, transient and manageable. Patients infrequently (7%) discontinued treatment due to treatment-emergent adverse events (TEAEs). The most common adverse reactions (≥20%) included diarrhea (64%), nausea (47%), vomiting (43%), dizziness (22%), rash (22%), constipation (21%), and fatigue (20%). Overall, the majority of CNS events were mild to moderate (~90%) and resolved within days, and dose modifications due to these events were low (~5%). Approximately 90% of reported cases of dizziness were Grade 1 (mild) and transient. Liver enzyme elevations (AST 87%/ALT 85%) and QT prolongation (19%) were manageable with standard monitoring and dose modifications. IBTROZI is approved as a 600 mg once-daily oral dose, supported by a half-life of approximately 66 hours and broad tissue distribution, including the brain, enabling sustained systemic and CNS exposure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Corporate Presentation of Nuvation Bio Inc. June 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVATION BIO INC.

Date: June 11, 2025	By:	/s/ Philippe Sauvage
Name: Philippe Sauvage Title: Chief Financial Officer